May 11, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

     Re:   East/West Communications, Inc. -
           Registration Statement On Form SB-2 (No. 333-75809)
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Gentlemen:

           Reference is made to the Registration Statement on Form SB-2 dated the date hereof (the "Registration Statement") filed with the Securities and Exchange Commission by East/West Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration of an aggregate of 443, 050 shares (the "Shares") of the Company's Class A Common Stock, par value $.0001 per share (the "Class A Stock"). The Company proposes to issue the Shares upon the exercise of non-transferable rights to purchase the Shares (the "Rights"), which are to be distributed pro rata to holders of the Class A Stock as described in the Registration Statement and the prospectus (the "Prospectus") forming a part thereof (the "Rights Offering").

           We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Prospectus, the form of the Rights, the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors of the Company and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such


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examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

           Based upon the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares and the Rights have been duly authorized; (ii) upon the distribution pursuant to the Rights Offering as described in the Registration Statement and the Prospectus, the Rights will be validly issued; and (iii) upon the issuance and sale against payment of Shares therefor pursuant to the exercise of Rights as described in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

           We are members of the Bar of the State of New York and we express no opinion as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus.


                                            Very truly yours,



                                            OLSHAN GRUNDMAN FROME ROSENZWEIG
                                              & WOLOSKY LLP